UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

                             FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2006

                    THE WASHINGTON POST COMPANY
       Exact name of registrant as specified in its charter)

      Delaware               1-6714               53-0182885
   (State or other      (Commission File         (IRS Employer
   jurisdiction of           Number)          Identification No.)
   incorporation)


  1150 15th Street,                                  20071
N.W. Washington, D.C.                             (Zip Code)
(Address of principal
 executive offices)


                          (202) 334-6000
       (Registrant's telephone number, including area code)

                          Not Applicable
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the
     Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 1 - Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

	Item 1.01(a) On January 20, 2006, the Board of Directors of the Company approved a series of amendments to The Washington Post Company Incentive Compensation Plan (the Plan). The primary purpose of the changes to the Plan was to give the Compensation Committee of the Company greater flexibility in making special restricted stock grants outside of the normal Award Cycle provided in the Plan prior to its amendment. There were additional amendments to the Plan which eliminate the right of an employee whose employment terminated prior to the completion of two years of an Award Cycle by reason of death, disability or retirement at normal retirement age from having an automatic right to receive a prorata portion of a grant under the Plan. There also were amendments related to the treatment of participants who are on certain types of unpaid leaves of absence with respect to the vesting and payout of grants of restricted stock and performance units under the Plan, as well as certain other non-material procedural and administrative amendments to the Plan.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     Item 9.01(c) Exhibits

     Exhibit No.	Description

     10.1		The Washington Post Company Incentive Compensation
			Plan as adopted January 20, 2006.



                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   The Washington Post Company
                                          (Registrant)

Date January 23, 2006                 /s/ Diana M. Daniels
                                            (Signature)
                                        Diana M. Daniels
                                 Vice President, General Counsel &
                               	           Secretary


                           EXHIBIT INDEX


Exhibit No.	Description


Exhibit 10.1	The Washington Post Company Incentive
		Compensation Plan as adopted
		January 20, 2006